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                                                                  EXHIBIT 99.5


                                OPTION AGREEMENT


      THIS OPTION AGREEMENT dated June 29, 1998, is by and among Russell L. Wall ("Holder"), Summit Holding Southeast, Inc., a Florida corporation (the "Company"), and Liberty Mutual Insurance Company ("Liberty"). Certain other terms are defined in section 1.

      On the date hereof, Liberty has entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") pursuant to which Space Mountain Acquisition Corp., a wholly-owned subsidiary of Liberty, would be merged with and into the Company. Holder agrees that the transactions contemplated by the Merger Agreement are of value to him. In consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, and in order to induce Liberty to enter into the Merger Agreement, the parties hereby agree as follows:

1. Certain Definitions. Capitalized terms used in this Agreement without definition have the respective meanings ascribed hereto in the Merger Agreement. In addition, the following terms have the following respective meanings:

      "Common Stock" shall mean the common stock, $.01 par value, of the Company and any Shares into which such Common Stock shall have been changed or any Shares resulting from a reclassification of the Common Stock.

      "Exercise Price" shall have the meaning specified in section 2.1.

      "Option" shall have the meaning specified in section 2.

      "Option Exercise Period" shall mean the period of time beginning on the date that an Acquisition Proposal is commenced and ending on the Termination Date.

      "Option Notice" shall mean a notice, substantially in the form of Exhibit
      2.3 attached hereto, by which Liberty notifies Holder that it is exercising all or part of the Option.

      "Option Shares" shall mean the shares of Common Stock (and/or any other securities) purchasable from time to time upon exercise of the Option, including, without limitation, any shares of Common Stock (and/or other securities) issued or issuable with respect thereto by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, amalgamation, consolidation, other reorganization or otherwise.

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      "Person" shall mean an individual, a corporation, an association, a joint-stock company, a business trust or other similar organization, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

      "Shares" of any Person shall include any and all shares of capital stock, partnership interests, membership interests, or other shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person, and, as applied to the Company, includes shares of Common Stock.

      "transfer" shall mean any issue, sale, pledge, gift, assignment or other transfer.

2. Option.

      2.1. Grant. Holder hereby grants to Liberty an irrevocable option (the "Option") to purchase during the Option Exercise Period all or any part of certain shares of Common Stock beneficially owned by Holder (including all shares of Common Stock issuable to Holder upon the exercise of options to purchase shares of Common Stock, whether or not currently vested or exercisable, as of the date hereof), as set forth below Holder's name on the signature page hereof, and any Common Stock of the Company that the Holder shall hereafter acquire or be entitled to acquire (collectively, the "Option Shares"). As set forth below Holder's name on the signature page hereof, certain shares of Common Stock that are beneficially owned by Holder are not subject to this Agreement. The Option may be exercised in whole or in part during the Option Exercise Period at a per share option price equal to $33.00 per share, subject to adjustment as set forth in section 3 hereof (the "Exercise Price").

      2.2. Term and Exercisability. The Option is exercisable with respect to all of the Option Shares at any time prior to the "Termination Date", which shall be the first to occur of: (a) the Effective Time of the Merger or the date upon which any other merger, share exchange, consolidation, recapitalization, significant asset sale or similar business combination of Summit is consummated;
(b) the date upon which the Merger Agreement is terminated in accordance with either Section 8(a)(i), 8(a)(ii)(A), 8(a)(ii)(B) or 8(a)(ii)(C) thereof, provided, however, that if the Merger Agreement is terminated pursuant to
Section 8(a)(ii)(A) following the commencement, public proposal, public disclosure or communication of an Acquisition Proposal (as defined in the Merger Agreement) to the Company (or the public disclosure or communication to the Company of the willingness of any Person to make an Acquisition Proposal), then clause (c) of this Section 2.2, rather than this clause (b), shall apply; or (c) if an Acquisition Proposal (as defined in the Merger Agreement) is commenced on or before December 31, 1998, at the close of business on December 31, 1999. The Option shall, to the extent not theretofore exercised, expire and become void at 5:00 p.m. (Boston time) on the Termination Date.

      2.3. Method of Exercise.


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            (a) To exercise the Option (in whole or in part), Liberty shall deliver to Holder (with a copy to the Company) (i) an Option Notice (substantially in the form of Exhibit 2.3 attached hereto) duly executed by Liberty and specifying the number of Option Shares to be purchased and
      (ii) an amount equal to the aggregate Exercise Price for all Option Shares as to which the Option is then being exercised. At the option of Liberty, payment of the Exercise Price shall be made (i) by wire transfer of immediately available funds (in U.S. dollars) to an account in a bank located in the United States designated by Holder for such purpose, (ii) by certified check payable to the order of Holder, or (iii) by any combination of such methods.

            (b) As promptly as practicable, and in any event within 10 Business Days after receipt of the copy of the Option Notice delivered pursuant to section 2.3(a), Holder shall deliver to the Company all certificates representing the number of Option Shares specified in the Option Notice endorsed by Holder for surrender to and cancellation by the Company, and the Company shall issue and deliver to Liberty, a certificate or certificates representing the number of Option Shares specified in the Option Notice. The Company shall, upon submission by Holder of a stock certificate or certificates representing the aggregate number of Shares issued upon such exercise, cancel such old certificate or certificates and issue a new certificate representing the remaining Option Shares.

            (c) Unless otherwise requested by Liberty, an Option shall be deemed to have been exercised and to be effective and the certificate or certificates representing Option Shares shall be deemed to have been issued, and Liberty shall be deemed to have become the holder of record of such Option Shares for all purposes, as of the close of business on the date on which the last of the Option Notice and payment of the Exercise Price shall have been received by Holder.

      2.4. Termination. This Agreement, and the option rights granted hereunder, shall terminate upon the earliest to occur of: (a) the exercise of the Option in whole in accordance with the terms of this Agreement and the payment (or the making of provisions satisfactory to Holder for the payment) of all other sums payable hereunder; (b) the Effective Time (as defined in the Merger Agreement); or (c) the Termination Date.

3. Adjustments to Number of Shares. If the Company shall subdivide or combine its Common Stock, the Exercise Price and the number of Option Shares issuable upon exercise of the Option shall be equitably adjusted.

4. Representations, Warranties and Covenants of Holder.

      4.1 Representations and Warranties. Holder represents and warrants that:

            (a) This Agreement constitutes the valid and legally binding obligation of Holder, enforceable against him in accordance with its terms (except as such enforceability may be


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      limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles).

            (b) Holder is not in violation of or in default under any term of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to him or any of his properties and assets, in any way which has resulted in, or could reasonably be expected to result in, a material adverse effect upon his ability to comply with the terms of this Agreement applicable to him.

            (c) The execution, delivery and performance of and the consummation of the transactions contemplated by this Agreement will not violate or constitute a default under any term of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to Holder or to any of his properties and assets.

            (d) Holder, as of the date of this Agreement, (i) has good and marketable title to the Option Shares and (ii) is the sole record and beneficial owner of such Option Shares. As of the date of this Agreement,
      (x) all of the Option Shares are free and clear of all liens and other encumbrances, (y) no other Person has any interest, right or claim (contingent or otherwise) relating thereto and (z) none of the Option Shares are subject to (A) redemption, purchase or acquisition by any Person, (B) any rights with respect to registration, or qualification under applicable securities laws, (C) any preemptive or similar rights on the part of any other Person or (D) any lien, encumbrance, proxy, voting agreement, voting trust, stockholders agreement or similar agreement or restriction.

            (e) Holder beneficially owns no Common Stock or options to purchase Common Stock as of the date hereof other than as set forth in section 2.1.

      4.2 Covenants. From and after the date hereof and thereafter so long as the Option is outstanding and exercisable, Holder agrees to duly perform and observe for the benefit of Liberty each and all of the covenants and agreements hereinafter set forth:

            (a) If any shares of Common Stock (and/or any securities) are issued or issuable or any other property (including, without limitation, any regularly scheduled cash dividend) or asset is distributed with respect to any Option Share by way of dividend or distribution (including any stock dividend), stock split or in connection with a combination of shares, recapitalization, merger, amalgamation, consolidation, other reorganization, or otherwise, Holder agrees that the same shall, without further action, constitute a part of the Option Shares in respect of which the same was issued, paid or otherwise distributed and Holder shall hold the same (including all certificates and other instruments evidencing the same, together with all necessary stock powers and endorsements), in trust pursuant to this Agreement for the benefit of Liberty and to be delivered upon exercise of the Option but without additional consideration or increase in the aggregate Exercise Price on account thereof.


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            (b) Holder shall not, directly or indirectly, transfer, grant any interest in or create or suffer to exist any lien or any other encumbrance in respect of, the Option Shares (or any other shares, securities, properties or assets issued or issuable in respect thereof) or any right, title or interest therein or thereto.

            (c) From time to time hereafter, Holder shall execute and deliver, or shall cause to be executed and delivered, such additional agreements, documents and instruments and shall take all such other actions as Liberty may reasonably request for the purpose of implementing or effectuating the provisions of this Agreement.

            (d) To the extent that the exercise (in whole or in part) of the Option shall require the exercise of options held by Holder in order that there be available a sufficient number of shares for transfer to Liberty pursuant hereto, Holder shall exercise such options contemporaneously with the payment by Liberty to Holder of the Exercise Price hereunder with respect to such shares and cause such Common Stock to be issued.

5. Covenants of the Company. From and after the date hereof and thereafter so long as the Option is outstanding and exercisable, the Company will execute and deliver, or will cause to be executed and delivered, such additional agreements, documents and instruments and will take all such other actions as Holder or Liberty may reasonably request for the purpose of implementing or effectuating the provisions of this Agreement.

6. Assignment. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns, provided that
(a) Holder shall not be permitted to assign any of his rights or obligations hereunder and (b) Liberty may assign any or all of its rights and obligations hereunder to one or more wholly-owned subsidiaries of Liberty.

7. Amendments and Waivers. This Agreement may not be amended except by a written instrument signed by (a) the Company, (b) Holder and (c) Liberty. No course of dealing between any parties hereto and no delay by any party in exercising its rights hereunder shall operate as a waiver of any fights of any party. No waiver shall be deemed to be made by any party of its rights hereunder unless the same shall be in writing signed on behalf of such party, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights or obligations of any other party in any other respect at any other time.

8. Notices. Any notices, requests, claims, demands and other communication under this Agreement shall be in writing and shall be deemed given (a) if delivered personally, (b) if sent by overnight courier (providing proof of delivery), or
(c) upon the third business day following mailing by registered mail, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


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             (i) if to Liberty, to:

                 Liberty Mutual Insurance Company
                 175 Berkeley Street
                 Boston, Massachusetts  02117-0140
                 Attn.:  General Counsel

            (ii) if to the Company, to:

                 Summit Holding Southeast, Inc.
                 2310 A-Z Park Road
                 Lakeland, Florida  33801
                 Attn.:  William B. Bull

           (iii) if to Holder, to:

                 Russell L. Wall
                 2936 Forest Drive
                 Lakeland, Florida  33811

9. Specific Performance. The parties hereto stipulate that the remedies at law of any party hereto in the event of any default or threatened default by any other party hereto in the performance of or compliance with the terms hereof are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance hereof whether by injunction against violation or otherwise.

10. Survival of Agreements, Representations and Warranties, etc. All agreements, representations and warranties contained herein shall be deemed to have been relied upon by Liberty and shall survive the execution and delivery of this Agreement, the issue, sale and delivery of the Option and payment therefor and any disposition of the Option by Liberty, whether or not any investigation at any time is made by Liberty or on its behalf.

11. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of Florida without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Each of the parties hereto
(a) consents to submit such party to the personal jurisdiction of any federal court located in the State of Florida or any Florida state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal court sitting in the State of Florida or a Florida state court.


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12. Miscellaneous. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

           [The remainder of this page is intentionally left blank.]


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written

                                    SUMMIT HOLDING SOUTHEAST, INC.


                                    By:   /s/ William B. Bull
                                          -------------------------------
                                          William B. Bull, President


                                    LIBERTY MUTUAL INSURANCE COMPANY


                                    By:   /s/ Geoffrey E. Hunt
                                          -------------------------------
                                          Geoffrey E. Hunt, Vice President


                                    /s/ Russell L. Wall
                                    -------------------------------------
                                    Russell L. Wall

                                    Number of Shares
                                    Beneficially Owned that are
                                    Subject to this Agreement: 124,188

                                    Number of Shares Beneficially
                                    Owned that are Not Subject to
                                    this Agreement: 9,200

                                    Total Number of Shares
                                    Beneficially Owned: 133,388



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                                               Exhibit 2.4 to Option Agreement


                              FORM OF OPTION NOTICE

               (To be executed only upon partial or full exercise
                                 of the Option)


      The undersigned registered holder of the Option (as defined in the Option Agreement (the "Option Agreement") by and among Liberty Mutual Insurance Company, Summit Holding Southeast, Inc. and Russell L. Wall) irrevocably exercises such Option for and purchases ______ shares of Common Stock of SUMMIT HOLDING SOUTHEAST, INC. and herewith makes payment therefor in the amount of $_______, all at the price, in the manner and on the terms and conditions specified in the Option Agreement, and requests that a certificate (or ____ certificates in denominations of _______ shares) for such shares hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b) _____________________, whose address is
___________________________________.


Dated: _____________ __, ____

                                    LIBERTY MUTUAL INSURANCE COMPANY


                                    By:_________________________________________